UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2018

Education Realty Trust, Inc.
(Greystar Student Housing Growth and Income Trust as successor by merger to Education Realty Trust, Inc.)
Greystar Student Housing Growth and Income OP, LP
(f/k/a Education Realty Operating Partnership, LP)
(Exact name of registrant as specified in its charter)

Maryland	001-32417	20-1352180
Delaware	333-199988-01	20-1352332
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18 Broad Street, Third Floor Charleston, South Carolina 29401	29401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 843-579-9400

999 South Shady Grove Road, Suite 600
Memphis, Tennessee
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the completion on September 20, 2018 of the transactions contemplated by that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 25, 2018, by and among Education Realty Trust, Inc., a Maryland corporation that has elected to be treated as a real estate investment trust for federal income tax purposes (the “Company”), Education Realty Operating Partnership, LP, a Delaware limited partnership (“Company OP”), University Towers Operating Partnership, LP, a Delaware limited partnership (“DownREIT”), Education Realty OP GP, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“OP GP”), University Towers OP GP, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Company OP (“DownREIT GP”), GSHGIF LTP, LP (now known as Greystar Student Housing Growth and Income LTP, LP), a Delaware limited partnership (“Parent”), GSHGIF REIT, a Maryland real estate investment trust and a wholly-owned subsidiary of Parent (“REIT Merger Sub”), GSHGIF Acquisition LP, a Delaware limited partnership, a direct subsidiary of REIT Merger Sub and an indirect wholly-owned subsidiary of Parent (“OP Merger Sub”), and GSHGIF DownREIT LP, a Delaware limited partnership, a direct subsidiary of OP Merger Sub and an indirect subsidiary of REIT Merger Sub and Parent (“DownREIT Merger Sub”). Each of Parent, REIT Merger Sub, OP Merger Sub and DownREIT Merger Sub is an affiliate of Greystar Real Estate Partners, LLC (“Greystar”). Pursuant to the terms and conditions set forth in the Merger Agreement, on September 20, 2018, the Company merged with and into REIT Merger Sub (such merger transaction, the “REIT Merger”) at the effective time of the REIT Merger (the “REIT Merger Effective Time”), with REIT Merger Sub continuing as the surviving company (the “REIT Surviving Entity”) in the REIT Merger. Immediately after the REIT Merger, OP Merger Sub merged with and into Company OP (such merger transaction, the “OP Merger”) at the effective time of the OP Merger (the “OP Merger Effective Time”), with Company OP continuing as the surviving entity and a subsidiary of the REIT Surviving Entity (the “Partnership Surviving Entity”). Immediately after the OP Merger, DownREIT Merger Sub merged with and into DownREIT (such merger transaction, the “DownREIT Merger” and, together with the REIT Merger and the OP Merger, the “Mergers”) at the effective time of the DownREIT Merger (the “DownREIT Merger Effective Time”), with DownREIT continuing as the surviving entity and a subsidiary of the Partnership Surviving Entity. As of the closing of the mergers, Company OP shall be known as Greystar Student Housing Growth and Income OP, LP, OP GP shall be known as Greystar Student Housing Growth and Income OP GP, LLC and REIT Merger Sub shall be known as Greystar Student Housing Growth and Income Trust. Capitalized terms used herein without definition have the meaning given to them in the Merger Agreement.

Item 1.02.	Termination of a Material Definitive Agreement.

On September 20, 2018, in connection with the Mergers, Company OP provided a notice of redemption in respect of all of its outstanding 4.600% Senior Notes due 2024 (the “Notes”). The Notes will be redeemed on October 22, 2018 in accordance with the Indenture by and among Company OP, the Company, as guarantor, and U.S. Bank National Association, as trustee (the “Trustee”), dated November 7, 2014 (the “Base Indenture”), and the First Supplemental Indenture to the Base Indenture, dated as of November 24, 2014, by and among Company OP, the Company and the Trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). In connection with the redemption of the Notes, Company OP caused to be irrevocably deposited with the Trustee cash in an amount sufficient to pay the redemption price payable in respect of all outstanding Notes (including accrued and unpaid interest on the Notes to, but excluding, the applicable redemption date), and all other sums payable by Company OP under the Indenture. The amounts so deposited included a “make-whole” premium required for early prepayment of such Notes under, and calculated in accordance with, the Indenture. On September 20, 2018, at the request of Company OP and pursuant to the provisions of the Indenture, the Trustee discharged the Indenture (other than with respect to those obligations under the Indenture that expressly survive satisfaction and discharge).

On September 20, 2018, in connection with the Mergers, the Company prepaid of all of its outstanding 4.22% Series A Guaranteed Senior Notes due August 31, 2029 and 4.30% Series B Guaranteed Senior Notes due August 31, 2032 the (together, the “Private Placement Notes”) in accordance with the terms of the Note and Guarantee Agreement, dated as of August 31, 2017, by and among Company OP, the Company and the purchasers named therein. The prepayment amount consisted of cash in an amount sufficient to pay the prepayment price payable in respect of all outstanding Private Placement Notes, including accrued and unpaid interest on the Private Placement Notes to, but excluding, the applicable redemption date and a “make-whole” premium required for early prepayment of such Private Placement Notes under, and calculated in accordance with, the Note and Guarantee Agreement. At the time of the prepayment, Company OP and the Company were discharged from all obligations under the Note and Guarantee Agreement, and the Note and Guarantee Agreement was terminated (other than with respect to those obligations under the Note and Guarantee Agreement that expressly survive termination).

On September 20, 2018, in connection with the Mergers, Company OP repaid in full all indebtedness, liabilities and other obligations under, and terminated, each of the Sixth Amended and Restated Credit Agreement, dated as of February 16, 2018, among Company OP, the Company, as guarantor, KeyBank, National Association, as Administrative Agent, and the lenders party thereto (the “KeyBank Credit Agreement”), and the Second Amended and Restated Credit Agreement, dated as of January 18, 2017, among Company OP, the Company, as guarantor, PNC Bank National Association, as Administrative Agent, and the lenders party thereto (the “PNC Credit Agreement” and, together with the KeyBank Credit Agreement, the “Credit Agreements”). The Company did not incur any material early termination penalties as a result of such termination of the Credit Agreements.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information provided in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

At the REIT Merger Effective Time, each outstanding share of common stock, $0.01 par value per share, of the Company (the “Company Common Stock”) issued and outstanding immediately prior to the REIT Merger Effective Time was converted into the right to receive an amount in cash equal to $41.50, without interest and subject to certain adjustments set forth in the Merger Agreement (the “REIT Per Share Merger Consideration”). At the OP Merger Effective Time, each Class A Unit of limited partnership interest in Company OP (“Company OP Unit”) (other than any Company OP Unit held directly or indirectly by Company, OP GP or any other subsidiary of the Company) issued and outstanding immediately prior to the OP Merger Effective Time was converted into the right to receive an amount in cash equal to $41.50, without interest and subject to certain adjustments set forth in the Merger Agreement (the “OP Per Share Merger Consideration”). At the DownREIT Merger Effective Time, each common partnership unit in DownREIT (“DownREIT Unit”) (other than any DownREIT Unit held directly or indirectly by Company, DownREIT GP, Company OP or any other subsidiary of the Company) issued and outstanding immediately prior to the DownREIT Merger Effective Time was converted into the right to receive an amount in cash equal to $41.50, without interest and subject to certain adjustments set forth in the Merger Agreement. Immediately prior to the OP Merger Effective Time, each outstanding long term incentive plan unit in the Company OP subject to vesting or other forfeiture conditions or repurchase rights that remained unvested or subject to forfeiture conditions or repurchase automatically became fully vested and free of any forfeiture conditions or repurchase rights immediately prior to the OP Merger Effective Time and was converted into an outstanding Company OP Unit for all purposes, including the right to receive the OP Per Share Merger Consideration.

In connection with the Mergers, a joint venture between an affiliate of Blackstone Real Estate Income Trust, Inc. and an affiliate of Greystar acquired a portfolio of 20 of the Company’s communities for approximately $1.2 billion.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 25, 2018, which is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The disclosure set forth above in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.01.

In connection with the completion of the Mergers, on September 20, 2018, the Company notified the New York Stock Exchange (“NYSE”) that each share of the Company Common Stock issued and outstanding immediately prior to the REIT Merger Effective Time was converted into the right to receive the REIT Per Share Merger Consideration and requested that the NYSE file with the SEC an application on Form 25 to delist and deregister the Company Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, the Company intends to file a Form 15 with the SEC requesting that the Company’s and Company OP’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03.	Material Modification to Rights of Security Holders.

The disclosure set forth above in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

Item 5.01.	Changes in Control of Registrant.

The disclosure set forth above in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 5.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure set forth above in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 5.02.

Pursuant to and in accordance with the terms of the Merger Agreement, the following members of the Company’s board of directors (representing all of the members of the Company’s board of directors as of immediately prior to the REIT Merger Effective Time) ceased to be directors at the REIT Merger Effective Time: Randall L. Churchey, John V. Arabia, Kimberly K. Schaefer, Howard A. Silver, John T. Thomas, Thomas Trubiana and Wendell W. Weakley.

In addition, pursuant to and in accordance with the terms of the Merger Agreement, each named executive officer (each a “NEO”) of the Company listed below ceased to hold the positions indicated beside such NEO’s name effective as of the REIT Merger Effective Time:
•	Randall L. Churchey, Chief Executive Officer;
•	Thomas Trubiana, President;
•	Edwin B. Brewer, Jr., Executive Vice President and Chief Financial Officer;
•	Christine Richards, Executive Vice President and Chief Operating Officer; and
•	Lindsey Mackie Vance, Senior Vice President and Chief Accounting Officer.

Item 8.01.	Other Events.

Press Release

On September 20, 2018, the Company and Greystar issued a joint press release announcing the completion of the Mergers. A copy of such press release is attached as Exhibit 99.1 hereto and is incorporated by reference in this Item 8.01.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1
Agreement and Plan of Merger, dated as of June 25, 2018, by and among GSHGIF LTP, LP, GSHGIF REIT, GSHGIF Acquisition LP, GSHGIF DownREIT LP, Education Realty Trust, Inc., Education Realty Operating Partnership, LP, University Towers Operating Partnership, LP, Education Realty OP GP, Inc. and University Towers OP GP, LLC (Pursuant to Item 601(b)(2) of Regulation S-K, the schedules to the Agreement and Plan of Merger have been omitted and Education Realty Trust, Inc. agrees to furnish supplementally a copy of any such omitted schedules to the SEC upon request) (incorporated by reference to Exhibit 2.1 to Education Realty Trust, Inc. and Education Realty Operating Partnership, LP’s Current Report on Form 8-K filed on June 25, 2018).

99.1	Joint Press Release, dated as of September 20, 2018, issued by Education Realty Trust, Inc. and Greystar.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Greystar Student Housing Growth and Income Trust (as successor by merger to Education Realty Trust, Inc.) and Greystar Student Housing Growth and Income OP, LP (f/k/a Education Realty Operating Partnership, LP) have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

GREYSTAR STUDENT HOUSING GROWTH AND INCOME TRUST (as successor by merger to Education Realty Trust, Inc.)

Dated: September 20, 2018	By:	/s/ A. Joshua Carper
Name: A. Joshua Carper
Title: Vice President

GREYSTAR STUDENT HOUSING GROWTH AND INCOME OP, LP (f/k/a Education Realty Operating Partnership, LP)

By: Greystar Student Housing Growth and Income OP GP, LLC (f/k/a Education Realty OP GP, Inc.), its general partner

Dated: September 20, 2018	By:	/s/ A. Joshua Carper
Name: A. Joshua Carper
Title: Vice President